Exhibit 10.1

AMENDMENT TO SECURED PROMISSORY NOTE

This Amendment to the Secured Promissory Note (the “Amendment”) is made as of May 16, 2011 (the “Effective Date”), by and among VIASPACE Inc., a Nevada corporation (“VIASPACE”) and Sung Hsien Chang, an individual (“Chang”), with respect to the following facts:

The parties entered into the Secured Promissory Note (the “Agreement”), on May 14, 2010 (the “Issue Date”) pursuant to which VIASPACE promised to pay Chang, the sum of Five Million Three Hundred Thirty One and Twenty Five Dollars ($5,331,025).  VIASPACE was to pay Chang in five equal annual installment payments of One Million Sixty Six Thousand and Two Hundred and Five Dollars ($1,066,205) each, together with interest per annum of six percent (6%), in arrears on the first, second, third, fourth and fifth anniversary dates of the Issue Date.

The parties desire to extend the installment payment due dates by one year.  In addition, the holder of the Note has been changed from Sung Hsien Chang, an individual to Changs LLC.

The parties hereby agree to amend the Agreement as follows:

“VIASPACE is to pay Chang in five equal annual installment payments of One Million Sixty Six Thousand and Two Hundred and Five Dollars ($1,066,205) each, together with interest per annum of six percent (6%), in arrears on the second, third, fourth, fifth and sixth anniversary dates of the Issue Date.”

“The name of the Holder of the Note has been changed from Sung Hsien Chang to Changs LLC”.

Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and be in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Secured Promissory Note as of the date first above written.

VIASPACE Inc., as the Borrower

By: /s/ Carl Kukkonen
Name: Carl Kukkonen
Title: President & CEO

By: /s/ Sung Hsien Chang
Name: Sung Hsien Chang, Individual

By: /s/ Sung Hsien Chang
Name: Sung Hsien Chang, on behalf of Changs LLC